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                                                                      Exhibit 5
[CATALYST LOGO]



August 13, 1999

BY FAX, COURIER AND EMAIL


Biometric Security Corp.
Suite 1940
400 Burrard Street
Vancouver, British Columbia
V6C 3A6

Attention: To Whom it May Concern
---------------------------------

Dear Sirs:

RE:  PROPOSED CONTINUATION OF BIOMETRIC SECURITY CORP. (THE "COMPANY")
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We act as counsel for the Company in connection with its proposed continuation out of the State of Wyoming into the Province of British Columbia (the "Continuation") and the registration of the Company's securities to be transferred pursuant to such Continuation by filing a Form S-4 registration statement (the "Form S-4") with the U.S. Securities and Exchange Commission.

We have considered such questions of law and examined such corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies.

We have reviewed the Company's corporate records and the letter of July 7, 1999 (a copy is attached) from Pacific Corporate Trust Company, the Company's registrar and transfer agent and based on such review without any further investigation, as at July 7, 1999, the authorized capital of the Company consists of an unlimited number of common shares of which 47,153,294 common shares (pre-consolidation) (the "Shares") without par value are currently issued and outstanding.

With respect to that part of our opinion relating to the Shares being legally issued, fully paid and non-assessable, we have relied, without any further investigation, on a certificate provided by a senior officer of the Company (a copy is attached).

We are solicitors qualified to carry on the practice of law in the Province of British Columbia only and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein.


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Based on and subject to the foregoing, we are of the opinion that, upon the
Continuation, the Shares will be legally issued, fully paid and non-assessable common shares in the capital of the Company.

This opinion may only be used for the purposes of filing the Form S-4 with the U.S. Securities and Exchange Commission in connection with the Company's registration of its securities in respect of the Company's proposed Continuation into the Province of British Columbia and out of the State of Wyoming.

Yours very truly,
CATALYST

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                            BIOMETRIC SECURITY CORP.
                          CERTIFICATE OF CONFIRMATION

I, Wayne Johnstone, a director of Biometric Security Corp. (the "Company"), hereby certify that, as of the date below, the Company has received full consideration for all of its issued and outstanding common shares and that all of its issued and outstanding common shares are fully paid and non-assessable.

Dated at Vancouver, B.C. this 7th day of July, 1999.

                                         BIOMETRIC SECURITY CORP.
                                         Per

                                           "Wayne Johnstone"
                                          -------------------------
                                          Wayne Johnstone,
                                          Director
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                        PACIFIC CORPORATE TRUST COMPANY

[PACIFIC LOGO]                                   SUITE 830      T 604-689-9853
                                                 625 HOWE ST.   F 604-689-8144
                                                 VANCOUVER BC
                                                 V6C 3B8        pacific@pctc.com



                         CERTIFICATE OF CAPITALIZATION

                  RE: BIOMETRIC SECURITY CORP. (THE "COMPANY")

This is to certify that Pacific Corporate Trust Company is the duly appointed Registrar and Transfer Agent for the Common Shares of the Company. We hereby confirm that the issued and outstanding share capitalization of the Company is 47,153,294 fully paid and non-assessable Common Shares as at the close of business on July 6, 1999.

Dated at Vancouver, British Columbia, July 7, 1999.

PACIFIC CORPORATE TRUST COMPANY

Per: "Yasmin Juma"
-------------------
Yasmin Juma